Consent of Independent Accountants

We hereby consent to the incorporation by reference in the registration statement on Form S-8 (No. 2-88316) of Detection Systems, Inc. of our report dated June 1, 2000, appearing on page 32 of this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Rochester, New York
June 29, 2000